EXHIBIT 99.1

Press contact:	Financial contact:
Matt Buckley	Jeremiah Sisitsky
RSA Security Inc.	RSA Security Inc.
(781) 515-6212	(781) 515-6065
mbuckley@rsasecurity.com	jsisitsky@rsasecurity.com
For Immediate Release
RSA Security Announces Second Quarter Results

Company Generates Revenue of $76.5 Million and Earnings Per Share of $0.12; Increases
Stock Repurchase Program;

Financial Results for the Second Quarter and Guidance for the Third and Fourth Quarters to
be Discussed on Conference Call Today at 4:30 p.m. E.D.T
BEDFORD, Mass., July 21, 2005 – RSA Security Inc. (NASDAQ: RSAS) today reported financial results for the second quarter ended June 30, 2005.
Revenue for the second quarter of 2005 increased to $76.5 million from $75.6 million for the second quarter of 2004. Net income for the second quarter of 2005 increased 6% to $8.5 million, or $0.12 per diluted share, from $8.0 million, or $0.12 per diluted share, for the comparable period a year ago.
“While we improved our performance this quarter in several key areas, we fully expect to capture greater earnings and growth momentum in the second half of the year,” said Art Coviello, president and chief executive officer of RSA Security. “We expect the rollout of our new RSA SecurWorld™ partner program and the sales momentum of several new authentication products will position us to drive these improvements.”
The Company also announced that its board of directors has authorized the repurchase of an additional 2.0 million shares of the Company’s common stock under its share repurchase program originally announced in September 2004. The board of directors also extended the share repurchase program until June 30, 2006. The original plan authorized the repurchase of up to 6.7 million shares of the Company’s common stock during 2004 and 2005. As of June 30, 2005, under the original plan, there were 5.1 million shares available for repurchase.
Second-Quarter Financial Highlights
•	Revenue: Revenue for the second quarter of 2005 increased to $76.5 million from $75.6 million for the second quarter of 2004. RSA Security’s book-to-bill ratio for the quarter was approximately 1.0 to 1, and the Company closed the quarter with $62.0 million in combined backlog and deferred revenue. This represents a 13% increase from RSA Security’s $55.1 million in backlog and deferred revenue at June 30, 2004.

•	Net Income: Net income for the second quarter of 2005 increased 6% to $8.5 million, or $0.12 per diluted share, from $8.0 million, or $0.12 per diluted share, from the second quarter of 2004.

•	Cash Position: Cash, cash equivalents, and marketable securities decreased to $284.2 million at June 30, 2005 from $289.7 million at December 31, 2004. During the quarter,

in accordance with the Company’s approved share repurchase program, RSA Security repurchased 777,600 shares of its common stock for $8.6 million.
Operational Highlights
•	Customers: RSA Security shipped product to approximately 5,400 customers in the second quarter, including 683 new customers. With these new customers, RSA Security’s overall customer base now stands at more than 18,000 worldwide.

•	RSA SecurWorld™ Partner Program: RSA Security launched its new RSA SecurWorld™ partner program in the second quarter. This program was created in conjunction with RSA Security’s existing partners and is focused on driving greater volume through the channel, increasing new customer acquisition rates and driving greater revenue and profitability from new products. This new program includes incentives for partners that drive new business and sell new products, as well as for partners who receive sales and technical certification.

•	Products: RSA Security shipped an increased number of SD 700s, one of the newest releases in its family of authentication credentials. Additionally, in the second quarter, RSA Security began shipping its SD 800 USB-enabled tokens, as well as the RSA SecurID® Appliance. The USB-enabled combo token device enables customers to manage a broad range of credentials, including one-time-passwords, digital certificates and static passwords in a convenient easy-to-carry device. The RSA SecurID® Appliance has an intuitive user interface and is designed to be easy to deploy, providing small-to-medium sized businesses significantly higher levels of security.

RSA Security also announced its new RSA BSAFE® Data Security Manager software, which is scheduled to be released in the third quarter. This product allows enterprises to secure their digital assets. RSA BSAFE Data Security Manager enables companies to more easily enforce security policies, provides audit and usage logs in order to meet regulatory requirements and enables strong data security to be incorporated into applications and databases.
Business Outlook
While the third quarter is typically a seasonally slower quarter, the Company expects increased levels of business activity from new products in the second half of this year. Therefore, the Company is providing financial guidance for both the third and fourth quarters of 2005.
RSA Security’s financial guidance for the third and fourth quarters of 2005 is only current as of today, Thursday, July 21st, 2005, and the Company undertakes no obligation to update its estimates:
Third Quarter Guidance:

•	Total quarterly revenue in the range of $74 million to $78 million.

•	Diluted earnings per share in the range of $0.11 to $0.14.

Fourth Quarter Guidance:

•	Total quarterly revenue in the range of $81 million to $85 million.

•	Diluted earnings per share in the range of $0.15 to $0.19.

Conference Call Details

In conjunction with this announcement, RSA Security will host a conference call today at 4:30 p.m. (ET) to discuss the Company’s financial results, highlights of the quarter and business strategy. A live webcast of this conference call will be available on the “Investor” page of the Company’s website, and a webcast archive will be available for approximately three months. To access this call by telephone, dial (877) 502-9276 or (913) 981-5591. A replay will be available through midnight on Wednesday, July 27, 2005 at (719) 457-0820 or (888) 203-1112. Both live and replay numbers have a pass code of 5132942.
About RSA Security Inc.
RSA Security Inc. helps organizations and individuals confidently protect identities and information access. The company secures more than 15 million user identities, safeguards trillions of business transactions annually, and manages the confidentiality of data in tens of thousands of applications worldwide. RSA Security’s portfolio of award-winning solutions — including identity & access management, secure mobile & remote access, secure enterprise access, secure transactions and consumer identity protection — sets the standard in the industry. Our strong reputation is built on a 20-year history of ingenuity, leadership and proven technologies, and our more than 18,000 customers around the globe. Together with more than 1,000 technology and integration partners, RSA Security inspires confidence in everyone to experience the power and promise of the Internet. For more information, please visit www.rsasecurity.com.
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RSA, BSAFE, SecurWorld and SecurID are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.
This press release contains forward-looking statements regarding RSA Security’s financial guidance for both the third and fourth quarters of 2005. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the global economy, changes in our operating expenses, the long and unpredictable nature of the sales cycle for some of our products, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry, and the risk factors detailed from time to time in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Annual Report on Form 10-K filed on March 14, 2005.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenue
Products	$54,767	$56,455	$109,401	$111,654
Maintenance and professional services	21,761	19,122	42,745	35,891

Total revenue	76,528	75,577	152,146	147,545

Cost of revenue
Products	9,864	7,844	18,579	16,065
Maintenance and professional services	6,391	5,619	12,483	11,224

Total cost of revenue	16,255	13,463	31,062	27,289

Gross profit	60,273	62,114	121,084	120,256

Costs and expenses
Research and development	15,516	15,477	31,470	30,186
Marketing and selling	28,302	26,895	57,444	53,222
General and administrative	7,999	6,596	16,346	14,169
Restructurings	—	1,601	—	1,601

Total	51,817	50,569	105,260	99,178

Income from operations	8,456	11,545	15,824	21,078

Interest expense and other	2,400	(1,623)	4,291	(2,968)
Income (loss) from investing activities	—	49	—	(70)

Income before provision for income taxes	10,856	9,971	20,115	18,040

Provision for income taxes	2,388	1,995	4,425	3,609

Net income	$8,468	$7,976	$15,690	$14,431

Basic earnings per share
Per share amount	$0.12	$0.13	$0.22	$0.23

Weighted average shares	70,923	62,344	71,187	61,761

Diluted earnings per share
Per share amount	$0.12	$0.12	$0.21	$0.22

Weighted average shares	70,923	62,344	71,187	61,761
Effect of dilutive equity instruments	1,817	4,496	2,356	4,420

Adjusted weighted average shares	72,740	66,840	73,543	66,181

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2005	2004
ASSETS

Current assets
Cash and cash equivalents	$61,942	$68,210
Marketable securities	222,264	221,509
Accounts receivable (less allowance for doubtful accounts of $1,521in 2005 and $1,672 in 2004)	48,836	53,494
Inventory	4,501	3,465
Prepaid expenses and other assets	9,817	8,702
Refundable income taxes	3,146	3,146
Deferred taxes	2,520	2,459

Total current assets	353,026	360,985

Property and equipment, net	67,323	70,700

Other assets
Goodwill, net	172,736	172,736
Deferred taxes	8,222	8,222
Other	14,184	12,184

Total other assets	195,142	193,142

Total assets	$615,491	$624,827

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$11,036	$10,995
Accrued payroll and related benefits	12,539	18,964
Accrued expenses and other liabilities	19,114	18,952
Current portion of accrued restructurings	5,080	6,031
Income taxes accrued and payable	22,994	22,479
Deferred revenue	44,317	45,010

Total current liabilities	115,080	122,431

Accrued restructurings, long-term	12,222	13,682
Deferred revenue, long-term	7,582	6,125
Other	6,604	6,057

Total liabilities	141,488	148,295

Stockholders’ equity	474,003	476,532

Total liabilities and shareholders’ equity	$615,491	$624,827

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Cash flows from operating activities
Net income	$8,468	$7,976	$15,690	$14,431
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,109	2,780	6,004	5,744
Tax benefit from exercise of stock options	395	2,708	1,214	4,743
Amortization of convertible debentures deferred financing costs	—	460	—	861
Non cash warrant accretion	—	356	—	710
(Increase) decrease in Crosby Finance, LLC fair value	—	(49)	—	70
Increase (decrease) in cash from changes in:
Accounts receivable	(3,022)	3,589	4,311	(811)
Inventory	(938)	(318)	(1,036)	224
Prepaid expenses and other assets	(2,045)	(1,099)	(1,318)	1,389
Accounts payable	1,600	144	160	873
Accrued payroll and related benefits	2,352	3,310	(6,032)	(2,543)
Accrued expenses and other liabilities	(1,649)	738	(1,396)	(630)
Accrued restructurings	(1,105)	(705)	(2,410)	(3,288)
Refundable income taxes and income taxes accrued and payable	1,334	(1,501)	553	(402)
Deferred revenue	3,251	1,465	854	5,430

Net cash provided by operating activities	11,750	19,854	16,594	26,801

Cash flows from investing activities
Purchase of marketable securities	(31,852)	(106,991)	(96,177)	(171,311)
Sales/maturities of marketable securities	38,013	62,850	95,247	94,300
Purchases of property and equipment	(1,993)	(1,856)	(4,202)	(3,307)
Other	(601)	450	(1,237)	52

Net cash provided by (used for) investing activities	3,567	(45,547)	(6,369)	(80,266)

Cash flows from financing activities
Proceeds from exercise of stock options and purchase plans	1,052	8,062	4,672	15,266
Share repurchase	(8,647)	—	(21,088)	—

Net cash (used for) provided by financing activities	(7,595)	8,062	(16,416)	15,266

Effect of exchange rate changes on cash and cash equivalents	57	(420)	(77)	(1,060)

Net increase (decrease) in cash and cash equivalents	7,779	(18,051)	(6,268)	(39,259)
Cash and cash equivalents, beginning of period	54,163	186,115	68,210	207,323

Cash and cash equivalents, end of period	$61,942	$168,064	$61,942	$168,064

Supplemental Financial Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30,	Sept 30,	Dec 31,	March 31,	June 30,
	2004	2004	2004	2005	2005
Revenue
Enterprise solutions	$68,742	$70,542	$73,340	$70,185	$68,700
Developer solutions	6,835	6,189	9,891	5,433	7,828

Total	$75,577	$76,731	$83,231	$75,618	$76,528

Enterprise solutions	91%	92%	88%	93%	90%
Developer solutions	9%	8%	12%	7%	10%

Total	100%	100%	100%	100%	100%

Products	$56,455	$57,776	$63,068	$54,634	$54,767
Maintenance and professional services	19,122	18,955	20,163	20,984	21,761

Total	$75,577	$76,731	$83,231	$75,618	$76,528

Products	75%	75%	76%	72%	72%
Maintenance and professional services	25%	25%	24%	28%	28%

Total	100%	100%	100%	100%	100%

Domestic	$42,559	$42,942	$46,731	$41,117	$42,823
International	33,018	33,789	36,500	34,501	33,705

Total	$75,577	$76,731	$83,231	$75,618	$76,528

Domestic	56%	56%	56%	54%	56%
International	44%	44%	44%	46%	44%

Total	100%	100%	100%	100%	100%

Statements of Operations Data
Gross profit	$62,114	$62,905	$69,113	$60,811	$60,273
Gross margin	82.2%	82.0%	83.0%	80.4%	78.8%

Total operating expenses	$50,569	$51,268	$55,109	$53,443	$51,817

Income from operations	$11,545	$11,637	$14,004	$7,368	$8,456
Operating margin (1)	15.3%	15.2%	16.8%	9.7%	11.0%

Interest expense and other	$(1,623)	$(935)	$625	$1,891	$2,400
Income (loss) from investing activities	$49	$354	$(74)	—	—
Provision for income taxes	$1,995	$2,315	$2,745	$2,037	$2,388

Net income	$7,976	$8,741	$11,810	$7,222	$8,468

Diluted earnings per share	$0.12	$0.13	$0.16	$0.10	$0.12
Other Financial Data
Gross margin – products	86.1%	86.2%	87.5%	84.0%	82.0%
Gross margin – maintenance and professional services	70.6%	69.2%	69.1%	71.0%	70.6%
Authentication credentials (4)	905,000	1,033,000	1,021,000	1,039,000	1,031,000
Cash and cash equivalents and marketable securities	$244,631	$255,996	$289,719	$282,289	$284,206
Deferred revenue balance	$40,056	$42,526	$51,135	$48,784	$51,899
Book to bill ratio (2)	1.1	1.0	1.1	1.0	1.0
Day sales outstanding (DSO)	42	50	59	55	58
Debt to equity ratio	0.2	0.2	NA	NA	NA
Cash flow from operations	$19,854	$11,872	$15,640	$4,844	$11,750
Cash flow from operations per diluted share (3)	$0.30	$0.19	$0.21	$0.06	$0.16

(1)	Operating margin is equal to total income from operations as a percentage of total revenue for the period presented.

(2)	The book to bill ratio is equal to the ratio of total orders booked for the period as compared to total revenue for the period.

(3)	Cash flow from operations per diluted share is calculated as cash flow from operations divided by dilutive weighted average shares outstanding during the period.

(4)	Includes RSA SecurID tokens (both enterprise and consumer) as well as software tokens, smart cards and USB.

Condensed Consolidated Statements of Operations
(Unaudited)
The following table sets forth certain consolidated financial data as a percentage of our total revenue:

			Percentage
			Increase
	Three Months Ended June 30,		(Decrease)
	2005	2004	in Dollars
Revenue
Products	71.6%	74.7%	(3.0)%
Maintenance and professional services	28.4	25.3	13.8

Total revenue	100.0	100.0	1.3

Cost of revenue
Products	12.8	10.4	25.8
Maintenance and professional services	8.4	7.4	13.7

Total cost of revenue	21.2	17.8	20.7

Gross margin	78.8	82.2	(3.0)

Costs and expenses
Research and development	20.3	20.5	0.3
Marketing and selling	37.0	35.6	5.2
General and administrative	10.5	8.7	21.3
Restructurings	—	2.1	(100.0)

Total	67.8	66.9	2.5

Income from operations	11.0	15.3	(26.8)

Interest expense and other	3.2	(2.1)	(247.9)

Income before provision for income taxes	14.2	13.2	8.9

Provision for income taxes	3.1	2.6	19.7

Net income	11.1%	10.6%	6.2%